Exhibit 99.2


 CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the filing of the Quarterly Report on Form 10-Q of Pro-Fac Cooperative, Inc. for the fiscal quarter ended March 29, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Stephen R. Wright, General Manager, Secretary and Principal Executive Officer of Pro-Fac Cooperative, Inc., hereby certifies, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

     (1) The Report fully  complies  with the  requirements  of Section 13(a) or
Section 15(d), as applicable, of the Securities Exchange Act of 1934, and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Pro-Fac Cooperative, Inc.


A signed original of this written statement required by Section 906 has been provided to Pro-Fac Cooperative, Inc. and will be retained by Pro-Fac Cooperative, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.



Dated:   May 13, 2003                   /s/ Stephen R. Wright
                                            ----------------------------------
                                            Stephen R. Wright, General Manager
                                                       and Secretary
                                             (Principal Executive Officer)